Exhibit 99

OFG Bancorp Reports 4Q15 and 2015 Results

SAN JUAN, Puerto Rico, February 1, 2016 – OFG Bancorp (NYSE: OFG) today reported results for the fourth quarter and the year ended December 31, 2015.

4Q15 Results

•      A loss of ($4.4) million, or ($0.10) per share fully diluted. This compares to net income of $1.1 million, or $0.03 per share diluted, in the preceding quarter, and $17.1 million, or $0.36 per share diluted, in the same quarter a year ago.

•      Results included:

o   An additional $30.4 million provision on the $200 million participation in a syndicated fuel line of credit to the Puerto Rico Electric Power Authority (PREPA), reflecting continued hurdles in restructuring the credit. Currently in non-accrual status, interest payments are being credited to the payment of principal. The unpaid principal balance, net of allowances, was $135.9 million, or 68.5% of the total outstanding credit, at December 31, 2015.

o   $9.2 million in other quarter-specific charges or expenses, consisting of $4.9 million impairment during the annual recasting of a BBVA PR loan pool, $1.5 million in additional legal fees related to PREPA negotiations, $1.6 million in final adjustments to the 2Q15 settlement of the Eurobank commercial shared loss agreement with the FDIC, and $1.2 million in an Other Than Temporary Impairment (OTTI) related to a $11.0 million Puerto Rico Industrial Development Company (PRIDCO) bond.

o   $19.9 million in tax benefits primarily resulting from the 4Q15 loss.

•      Adjusted for the above listed factors, OFG earned $9.1 million, or $0.21 per share fully diluted, assuming an effective tax rate of 33%.*

4Q15 Highlights

•      All components of our business continued strong as in previous quarters:

o   Pre-Provision Net Revenues of $36.4 million compared to an average of $38.3 million the last two quarters.

o   New loan production at $236.8 million compared to an average of $254.0 million the last four quarters.

o   Banking and wealth management fee revenues at $19.3 million compared to an average of $19.6 million the last four quarters.

o   Tangible book value per common share of $14.53 and tangible common equity (TCE) ratio of 9.10% at December 31, 2015.

•      OFG’s focus on cost control brought non-interest expenses down 5.4% from 4Q14, largely due to proactive rightsizing.

•      Asset quality trends were encouraging. Early and total delinquency rates fell to 3.70% and 6.94% of loans, respectively, from 4.91% and 8.99% in 4Q14. The non-performing loan rate (excluding PREPA) at 3.63% was the lowest it has been in five quarters.

2015 Summary

•      A loss of ($16.4) million, or ($0.37) per share, compared to net income of $71.3 million, or $1.50 per share diluted, for 2014.

•      Results reflected significant de-risking steps, including the following:

o   Puerto Rico central government and public corporation loan balances fell 47.8% to $211.9 million at December 31, 2015, from $406.1 million a year ago. Loans to Puerto Rico municipalities declined 4.4% to $203.5 million, and Puerto Rico securities balance came down 15.0% to $17.8 million.

o   Successful negotiation and termination of the FDIC commercial shared loss agreement. This resulted in a $10.2 million increase in share loss amortization in 2Q15, but a reduction of approximately $10 million a quarter going forward.

o   Successful bulk sale of $235.2 million in unpaid principal balances of acquired NPAs. This resulted in a charge of $20.2 million pre-tax in 3Q15.

o   In all, the de-risking resulted in normalization of net interest margin to 5.03% from 5.84%, primarily reflecting contraction from the steep reduction in tax exempt, high yield, government related loans.

•      Growth of the Oriental retail franchise through new customers, products and services.

o   Oriental Bank furthered its innovative edge in 3Q15 with the launch of MyStatus. The industry-first mobile app updates home buyers on every step of their mortgage application from origination through closing.

o   MyStatus followed the introduction of FOTOdepósito, People Pay, and Cuenta Libre (Freedom Account). With Cuenta Libre, customers who access their accounts via mobile phone, tablet, web, debit / credit card, or ATMs, do not have to pay ATM fees.

o   New products and services like these helped Oriental Bank add 15,400 net new retail customers, increasing its total customer base by 4.40%. New customers added approximately $67 million in deposits, $115 million in loans, and $15 million in wealth management assets.

o   In total, new loan production of $1.0 billion increased 10.3% year over year, with commercial up 38.9%, residential mortgage up 14.8%, and consumer up 17.3%, more than offsetting a decline in auto.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented:

“Our core business performed well this past quarter and year, given the challenging economy and Puerto Rico’s fiscal situation. We maintained good levels of interest and non-interest revenues and loan production, while retaining a solid capital position. This enabled us to take decisive de-risking actions to further strengthen our balance sheet. Non-interest expenses declined, most credit metrics improved, and we continued to expand the Oriental franchise.

“Clearly, market valuations and sentiment regarding OFG outside of Puerto Rico appear to be incongruent to our core performance and asset quality trends and positions.

“We are cognizant of the high level of uncertainty regarding Puerto Rico’s future. While lower fuel prices have significantly enhanced personal disposable income and reduced operating costs for businesses, the Government lost an opportunity to take a major step in solving the fiscal situation when the Legislature, for a second time, delayed voting on the PREPA Revitalization Act.

“Despite the difficult environment in which we operate, we remain steadfast in our long standing management strategies: maintaining discipline in underwriting, pricing, operations and expenses. Furthermore, we have shifted our capital management strategy toward preserving and continuing to build excess capital. We believe this is the prudent thing to do until we can get a better read on the future.

“Looking forward to 2016 and beyond, we expect to continue to perform well, although somewhat affected by lower interest income from a smaller balance of acquired loans. Ultimately, we look forward to putting our PREPA exposure behind us, to better highlight our solid core business performance.

“As for Puerto Rico itself, a comprehensive solution is needed to overcome the fiscal challenges and to improve the island’s competitiveness. We are encouraged by the attention Puerto Rico has received in Washington, but the time for talk is over. Leadership needs to take tangible actions.”

4Q15 Income Statement Highlights

The following compares GAAP and Non-GAAP Adjusted Results for the fourth quarter 2015 to the third quarter 2015.

	Quarter ended September 30, 2015					Quarter ended December 31, 2015
		Loss on Bulk Sale
	Actual Results	of Non-Performing	Quarter Specific	Non-Recurrent	Adjusted Results	Actual Results	Quarter Specific	Non-Recurrent
(Dollars in thousands) (unaudited)	(US GAAP)	Loans and OREOs	Items	(Non-GAAP)	(Non-GAAP)	(US GAAP)	Items	(Non-GAAP)

Interest income	$107,247	$7,058	$3,180		$97,009	$92,907	$-	$92,907
Interest expense	(17,423)	-	-		(17,423)	(17,285)	-	(17,285)
Net interest income	89,824	7,058	3,180		79,586	75,622	-	75,622
Provision for loan and lease losses, excluding acquired loans	(10,459)	-	-		(10,459)	(45,012)	(30,345)	(14,667)
Provision for acquired BBVAPR loan and lease losses	(7,630)	(5,175)	-		(2,455)	(7,332)	(4,900)	(2,432)
(Recapture) provision for acquired Eurobank loan and lease losses	(33,490)	(32,855)	-		(635)	154	-	154
Total provision for loan and lease losses, net	(51,579)	(38,030)	-		(13,549)	(52,190)	(35,245)	(16,945)
Net interest income after provision for loan and leases losess	38,245	(30,972)	3,180		66,037	23,432	(35,245)	58,677
Banking and wealth management revenues	18,703	-	778		17,925	19,349	-	19,349
Other-than-temporary impairment losses on investment securities	(246)	-	(246)		-	(1,244)	(1,244)	-
FDIC shared-loss expense, net	(2,079)	-	-		(2,079)	(4,400)	(1,589)	(2,811)
Gain on FDIC shared-loss coverage in sale of loans	20,000	20,000	-		-	-	-	-
Other (losses) gains, net	(401)	-	-		(401)	565	-	565
Total non-interest income	35,977	20,000	532		15,445	14,270	(2,833)	17,103
Compensation and employee benefits	(21,015)	-	(917)		(20,098)	(18,717)	-	(18,717)
Rent and occupancy costs	(8,556)	-	-		(8,556)	(8,111)	-	(8,111)
General and administrative expenses	(39,519)	(9,260)	180		(30,439)	(31,714)	(1,462)	(30,252)
Total non-interest expense	(69,090)	(9,260)	(737)		(59,093)	(58,542)	(1,462)	(57,080)
Income before taxes	5,132	(20,232)	2,975		22,389	(20,840)	(39,540)	18,700
Income tax expense (benefit)	562				7,388	(19,863)		6,171
Net income	4,570				15,001	(977)		12,529
Preferred stock dividends	(3,465)				(3,465)	(3,466)		(3,466)
Net income (loss) available to common shareholders	$1,105				$11,535	(4,443)		$9,063

Earnings (loss) per common share - basic	$0.03				$0.26	$(0.10)		$0.21
Earnings (loss) per common share - diluted	$0.03				$0.26	$(0.10)		$0.21

Performance Metrics
Net interest margin	5.29%				4.68%	4.55%		4.55%
Return on average assets	0.25%				0.82%	-0.05%		0.70%
Return on average tangible common stockholders' equity	0.68%				7.08%	-2.75%		5.62%
Efficiency ratio	63.66%				60.60%	61.64%		60.10%

(1)    3Q15 results included ($20.2) million pre-tax impact from the bulk sale of acquired NPAs, reflecting: (i) $7.0 million cost recoveries, (ii) ($38.0) million impairment provisions, (iii) $20.0 million FDIC receivable for its share of the loss, and (iv) ($9.3) million loss on other real estate owned.

(2)    3Q15 results also included other quarter specific items, consisting of: (i) $3.2 million cost recovery in interest income due to a prepayment, (ii) $778,000 fee revenue from a prepayment penalty, (iii) ($246,000) in an OTTI charge, (iv) ($917,000) additional severance accrual, and (v) $180,000 from a onetime vendor credit.

(3)    4Q15 results included the following quarter specific items, as previously mentioned: ($30.4) million provision related to the PREPA line, ($4.9) million impairment during the annual recasting of a BBVA PR loan pool, ($1.5) million in legal fees related to PREPA’s restructuring, ($1.6) million in a final settlement with the FDIC related to the expiration of the commercial loss sharing agreement, ($1.2) million in OTTI, and a $19.9 million tax benefit.

Adjusted for the above listed factors:

•      Interest Income declined $4.1 million to $92.9 million due to lower balances and yields in the BBVA PR acquired portfolio, partially offset by higher interest income from a greater volume of originated loans.

•      Interest Expense declined slightly to $17.3 million with the repayment of repurchase agreements used for temporary funding in 3Q15.

•      Total Provision for Loan and Lease Losses increased $3.4 million to $16.9 million. This included $2.5 million for originated loans due to increased net charge offs and $1.0 million in re-yielding from the annual evaluation of certain acquired loan pools.

•      Net Interest Margin was 4.55% compared to 4.68%, primarily due to lower yields on acquired loans.

•      Total banking and wealth management revenues increased $1.4 million to $19.3 million, primarily due to certain annual fees in wealth management and an increase in fees arising from mortgage banking activities.

•      Total Non-Interest Expenses declined $2.0 million to $57.1 million, primarily due to reduced compensation and employee benefits.

December 31, 2015 Balance Sheet Highlights

The following compares data as of December 31, 2015 to September 30, 2015 unless otherwise noted.

•      Total loans declined to $4.43 billion from $4.47 billion, as originated loans partially offset outflows in acquired loans.

•      Total investments were approximately level at $1.62 billion as mark to market and prepayments of mortgage backed securities were mostly offset by purchases.

•      Total deposits remained approximately level at $4.72 billion with slightly lower savings and slightly higher short-term brokered balances.

•      Total borrowings declined to $1.37 billion from $1.44 billion due to the previously mentioned repayment of short-term repurchase agreements.

•      Total stockholders’ equity declined to $897.1 million from $907.9 million, reflecting a reduction in retained earnings and in accumulated other comprehensive income, net.

Credit Quality Highlights

The following compares data for the fourth quarter 2015 to the third quarter 2015 unless otherwise noted.

•      Net charge-off (NCO) rate at 1.67% increased 44 basis points. The increase in commercial NCOs was primarily due to one loan, while the increase in auto NCOs was from a year end push to reduce repo inventory.

•      Early delinquency rate continued to fall to 3.70%, its lowest level in the last five quarters, due to measures taken to proactively manage the environment in Puerto Rico.

•      Non-performing loan rate at 9.74% declined 58 basis points most notably due to commercial, auto and consumer, while holding nearly flat in mortgage.

•      Allowance for loan and lease losses increased $32.3 million to $112.6 million primarily due to the increased PREPA provision. Coverage of loans held for investment increased to 3.62% from 2.65%.

Capital Position

The following compares data for the fourth quarter 2015 to the third quarter 2015.

Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution.

•      Tangible common equity to total tangible assets at 9.10% declined one basis point.

•      Common Equity Tier 1 Capital Ratio (using Basel III methodology) increased to 12.15% from 12.03%.

•      Total risk-based capital ratio increased to 17.30% from 16.93%.

Conference Call

A conference call to discuss OFG’s results for the fourth quarter 2015, outlook and related matters will be held today, Monday, February 1, 2016 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the fourth quarter ended December 31, 2015, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2014, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 52nd year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations.  Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 48 financial centers. Investor information can be found at www.ofgbancorp.com.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@orientalbank.com) at (787) 522-6970

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our December 31, 2015 Annual Report on Form 10-K once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements	14
OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2015	2015	2015	2015	2014	2015	2014
(Dollars in thousands, except per share data) (unaudited)		Q4	Q3	Q2	Q1	Q4	YTD	YTD
Earnings
Net interest income		$75,622	$89,823	$82,292	$89,635	$97,128	$337,372	$408,475
Non-interest income, net (core)	(2)	19,349	18,703	19,359	19,223	20,981	76,634	77,948
Non-interest expense		58,542	69,090	64,437	56,332	61,898	248,401	242,725
Pre-provision net revenues		36,429	39,436	37,214	52,526	56,211	165,605	243,698
Provision for loan and lease losses	(3)(34)	52,190	51,579	15,539	42,193	16,877	161,501	60,640
FDIC shared-loss expense, net	(33)	4,400	2,079	23,245	13,084	11,980	42,808	65,756
Net (loss) income before income taxes		(20,840)	5,131	(2,340)	(2,009)	27,449	(20,058)	122,433
Net (loss) income		(976)	4,569	(3,109)	(2,988)	20,593	(2,504)	85,181
Net (loss) income available to common stockholders		$(4,442)	$1,104	$(6,575)	$(6,453)	$17,127	$(16,366)	$71,319
Common Share Statistics
(Loss) earnings per common share - basic	(4)	$(0.10)	$0.03	$(0.15)	$(0.14)	$0.38	$(0.37)	$1.58
(Loss) earnings per common share - diluted	(5)	$(0.10)	$0.03	$(0.15)	$(0.14)	$0.36	$(0.37)	$1.50
Average common shares outstanding		43,868	43,929	44,505	44,634	44,705	44,231	45,024
Average common shares outstanding and equivalents		51,069	51,146	51,774	51,977	52,000	51,455	52,326
Cash dividends per common share	(6)	$0.06	$0.10	$0.10	$0.10	$0.10	$0.36	$0.34
Book value per common share (period end)		$16.67	$16.91	$16.81	$17.25	$17.40	$16.67	$17.40
Tangible book value per common share (period end)	(7)	$14.53	$14.76	$14.67	$15.12	$15.25	$14.53	$15.25
Balance Sheet (Average Balances)
Loans	(8)	$4,552,234	$4,654,135	$4,748,145	$4,794,433	$4,856,143	$4,704,277	$4,966,708
Interest-earning assets		6,600,614	6,740,932	6,708,519	6,703,287	6,817,770	6,704,995	6,992,631
Total assets		7,158,275	7,326,901	7,329,899	7,376,738	7,529,779	7,297,434	7,737,279
Interest-bearing deposits		3,931,009	3,932,735	3,986,700	4,167,592	4,261,729	4,773,245	5,166,143
Borrowings		1,394,171	1,572,400	1,466,103	1,378,344	1,431,076	1,453,126	1,497,447
Stockholders' equity		905,646	912,598	929,867	948,302	936,218	923,980	916,376
Common stockholders' equity		739,776	746,728	763,997	782,432	770,348	758,110	750,506
Performance Metrics
Net interest margin	(9)	4.55%	5.29%	4.92%	5.42%	5.65%	5.03%	5.84%
Return on average assets	(10)	-0.05%	0.25%	-0.17%	-0.16%	1.09%	-0.03%	1.10%
Return on average tangible common stockholders' equity	(11)	-2.75%	0.68%	-3.93%	-3.76%	10.16%	-2.47%	10.91%
Efficiency ratio	(12)	61.64%	63.66%	63.39%	51.75%	52.41%	60.00%	49.90%
Full-time equivalent employees, period end		1,466	1,491	1,507	1,510	1,567	1,466	1,567
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses	(3)	$112,626	$80,351	$78,989	$76,759	$51,441	$112,626	$51,441
Allowance as a % of loans held for investment		3.62%	2.65%	2.67%	2.64%	1.81%	3.62%	1.81%
Net charge-offs		$12,737	$9,097	$7,723	$8,592	$8,640	$38,149	$29,069
Net charge-off rate	(13)	1.67%	1.23%	1.06%	1.21%	1.25%	1.30%	1.11%
Early delinquency rate (30 - 89 days past due)		3.70%	3.77%	4.84%	4.67%	4.91%	3.70%	4.91%
Total delinquency rate (30 days and over)		6.94%	7.06%	7.72%	8.60%	8.99%	6.94%	8.99%
Capital Ratios	(14)(24)
Leverage ratio		11.18%	10.93%	11.05%	11.23%	10.61%	11.18%	10.61%
Common equity Tier 1 capital ratio		12.15%	12.03%	12.26%	12.63%	N/A	12.15%	N/A
Tier 1 common equity ratio		N/A	N/A	N/A	N/A	11.88%	N/A	11.88%
Tier 1 risk-based capital ratio		15.99%	15.64%	15.85%	16.14%	16.02%	15.99%	16.02%
Total risk-based capital ratio		17.30%	16.93%	17.41%	17.69%	17.57%	17.30%	17.57%
Tangible common equity ("TCE") ratio		9.10%	9.11%	8.91%	9.29%	9.25%	9.10%	9.25%

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended					Year Ended
		December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data) (unaudited)		2015	2015	2015	2015	2014	2015	2014
Interest income:
Loans	(19)
Non-acquired loans		$47,261	$46,036	$44,238	$46,285	$45,592	$183,820	$171,661
Acquired BBVAPR loans		26,976	35,214	33,508	35,694	40,023	131,392	174,923
Acquired Eurobank loans		8,134	16,014	12,758	15,504	19,816	52,410	88,969
Total interest income from loans		82,371	97,264	90,504	97,483	105,431	367,622	435,553
Investment securities		10,536	9,983	8,909	9,518	10,551	38,946	49,704
Total interest income		92,907	107,247	99,413	107,001	115,982	406,568	485,257
Interest expense:
Deposits
Core deposits		5,237	5,440	5,519	5,938	6,887	22,134	28,834
Brokered deposits		1,438	1,211	1,085	1,166	1,263	4,900	5,120
Total deposits		6,675	6,651	6,604	7,104	8,150	27,034	33,954
Borrowings		10,610	10,773	10,517	10,262	10,704	42,162	42,828
Total interest expense		17,285	17,424	17,121	17,366	18,854	69,196	76,782
Net interest income		75,622	89,823	82,292	89,635	97,128	337,372	408,475
Provision for loan and lease losses, excluding acquired loans	(3)	45,012	10,459	9,952	33,913	9,802	99,336	31,427
Provision for acquired BBVAPR loan and lease losses		7,332	7,630	5,692	3,471	5,734	24,125	23,533
(Recapture) provision for acquired Eurobank loan and lease losses	(1)(34)	(154)	33,490	(105)	4,809	1,341	38,040	5,680
Total provision for loan and lease losses, net		52,190	51,579	15,539	42,193	16,877	161,501	60,640
Net interest income after provision for loan and lease losses		23,432	38,244	66,753	47,442	80,251	175,871	347,835
Non-interest income:
Banking service revenues		10,223	10,826	10,212	10,205	10,407	41,466	40,712
Wealth management revenues		7,715	6,885	7,285	7,155	8,539	29,040	29,855
Mortgage banking activities		1,411	992	1,862	1,863	2,035	6,128	7,381
Total banking and wealth management revenues		19,349	18,703	19,359	19,223	20,981	76,634	77,948
FDIC shared-loss expense, net	(15)(20)(33)	(4,400)	(2,079)	(23,245)	(13,084)	(11,980)	(42,808)	(65,756)
Other-than-temporary impairment losses on investment securities		(1,244)	(246)	-	-	-	(1,490)	-
Reimbursement from FDIC shared-loss coverage in sale of loans	(34)	-	20,000	-	-	-	20,000	-
Other (losses) gains, net		565	(401)	(770)	742	95	136	5,131
Total non-interest income (loss), net		14,270	35,977	(4,656)	6,881	9,096	52,472	17,323
Non-interest expense:
Compensation and employee benefits		18,717	20,098	19,260	20,180	20,396	78,255	81,483
Rent and occupancy costs		8,111	8,556	8,883	8,636	9,026	34,186	34,710
Net loss on sale of foreclosed real estate and other repossessed assets	(34)	4,096	14,172	8,339	3,838	2,619	30,445	16,435
General and administrative expenses		25,612	21,537	24,904	21,454	23,210	93,507	93,277
Total operating expenses		56,536	64,363	61,386	54,108	55,251	236,393	225,905
Credit related expenses		2,006	3,810	3,051	2,224	2,847	11,091	13,020
Other non-recurring expenses	(16)(17)	-	917	-	-	3,800	917	3,800
Total non-interest expense		58,542	69,090	64,437	56,332	61,898	248,401	242,725
(Loss) income before income taxes		(20,840)	5,131	(2,340)	(2,009)	27,449	(20,058)	122,433
Income tax (benefit) expense	(35)	(19,864)	562	769	979	6,856	(17,554)	37,252
Net (loss) income		(976)	4,569	(3,109)	(2,988)	20,593	(2,504)	85,181
Less: dividends on preferred stock
Convertible preferred stock		(1,837)	(1,838)	(1,837)	(1,838)	(1,838)	(7,350)	(7,350)
Other preferred stock		(1,629)	(1,627)	(1,629)	(1,627)	(1,628)	(6,512)	(6,512)
Net (loss) income available to common shareholders		$(4,442)	$1,104	$(6,575)	$(6,453)	$17,128	$(16,366)	$71,319

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
		December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands) (unaudited)		2015	2015	2015	2015	2014
Cash and cash equivalents		$540,058	$530,545	$559,621	$694,308	$581,834
Investments:
Trading securities		288	583	786	964	1,594
Investment securities available-for-sale, at fair value, with amortized cost of $955,646
(September 30, 2015 - $982,754; June 30, 2015 - $1,023,573; March 31, 2015 - $1,092,040;
December 31, 2014 - $1,187,679)
Mortgage-backed securities		953,213	985,554	1,020,493	1,099,814	1,190,391
Other investment securities		21,396	22,151	23,826	25,888	26,147
Total investment securities available-for-sale		974,609	1,007,705	1,044,319	1,125,702	1,216,538
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $614,679
(September 30, 2015 - $595,148; June 30, 2015 - $547,776; March 31, 1015 - $175,856;
December 31, 2014 - $164,154)		620,189	594,639	550,553	172,847	162,752
Federal Home Loan Bank (FHLB) stock, at cost		20,783	20,804	20,826	21,148	21,169
Other investments		3	3	3	3	3
Total investments		1,615,872	1,623,734	1,616,487	1,320,664	1,402,056
Loans, net	(19)(34)	4,434,213	4,468,676	4,639,467	4,724,579	4,826,646
Other assets:
FDIC shared-loss indemnification asset	(33)	22,599	22,895	22,704	75,221	97,378
Derivative assets		3,025	3,290	4,376	6,211	8,107
Prepaid expenses		11,762	14,151	16,492	11,264	16,018
Deferred tax asset, net		145,901	143,935	138,406	121,930	108,708
Foreclosed real estate and repossessed properties	(34)	64,088	73,063	95,994	113,863	117,461
Premises and equipment, net		74,590	75,346	76,486	78,745	80,599
Goodwill		86,069	86,069	86,069	86,069	86,069
Accounts receivable and other assets	(18)(34)	100,972	162,118	142,223	131,302	124,233
Total assets		$7,099,149	$7,203,822	$7,398,325	$7,364,156	$7,449,109

Deposits:
Demand deposits		$1,861,680	1,905,029	1,937,034	2,025,706	1,997,535
Savings accounts		1,107,618	1,217,098	1,250,460	1,336,209	1,292,698
Time deposits		964,588	941,821	956,829	965,196	1,014,863
Brokered deposits		782,973	653,126	605,361	567,122	619,310
Total deposits		4,716,859	4,717,074	4,749,684	4,894,233	4,924,406
Borrowings:
Securities sold under agreements to repurchase		934,691	1,000,664	1,161,136	927,168	980,087
Advances from FHLB and other borrowings		334,210	334,670	335,481	335,597	338,334
Subordinated capital notes		102,633	102,371	102,109	101,846	101,584
Total borrowings		1,371,534	1,437,705	1,598,726	1,364,611	1,420,005
Other liabilities:
Derivative liabilities		6,162	8,622	8,739	11,113	11,221
Acceptances outstanding		14,582	19,083	16,040	21,848	17,989
Accrued expenses and other liabilities		92,935	113,450	113,537	135,972	133,291
Total liabilities		6,202,072	6,295,934	6,486,726	6,427,777	6,506,912
Stockholders' equity:
Preferred stock		176,000	176,000	176,000	176,000	176,000
Common stock		52,626	52,626	52,626	52,626	52,626
Additional paid-in capital		540,512	540,088	539,669	539,222	539,311
Legal surplus		70,055	70,423	69,934	70,097	70,467
Retained earnings		149,266	155,974	159,737	170,605	181,152
Treasury stock, at cost	(21)	(105,379)	(105,379)	(100,668)	(96,495)	(97,070)
Accumulated other comprehensive income, net		13,997	18,156	14,301	24,324	19,711
Total stockholders' equity		897,077	907,888	911,599	936,379	942,197
Total liabilities and stockholders' equity		$7,099,149	$7,203,822	$7,398,325	$7,364,156	$7,449,109

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production	(19)

		December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands) (unaudited)		2015	2015	2015	2015	2014
Non-acquired loans held for investment:
Mortgage		$757,828	$762,636	$757,187	$789,545	$791,751
Commercial		1,441,649	1,389,353	1,363,851	1,324,904	1,289,732
Consumer		242,950	227,756	212,629	193,658	186,760
Auto		669,163	647,544	623,198	601,963	575,582
		3,111,590	3,027,289	2,956,865	2,910,070	2,843,825
Less: Allowance for loan and lease losses		(112,626)	(80,351)	(78,989)	(76,759)	(51,439)
		2,998,964	2,946,938	2,877,876	2,833,311	2,792,386
Deferred loan costs, net		4,203	4,571	3,877	4,433	4,282
Total non-acquired loans held for investment, net		3,003,167	2,951,509	2,881,753	2,837,744	2,796,668

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		7,457	7,736	8,448	9,506	12,675
Consumer		38,385	39,774	41,505	42,922	45,344
Auto		106,911	124,120	142,570	162,194	184,782
		152,753	171,630	192,523	214,622	242,801
Less: Allowance for loan and lease losses		(5,542)	(5,473)	(5,529)	(5,450)	(4,597)
		147,211	166,157	186,994	209,172	238,204

Accounted for under ASC 310-30
Mortgage		608,294	617,268	631,807	645,918	656,122
Commercial		375,491	395,637	499,710	519,809	558,562
Consumer		11,843	15,072	18,869	23,841	29,888
Auto		153,592	173,979	195,891	220,990	247,233
		1,149,220	1,201,956	1,346,277	1,410,558	1,491,805
Less: Allowance for loan and lease losses		(25,785)	(19,986)	(18,359)	(14,166)	(13,481)
		1,123,435	1,181,970	1,327,918	1,396,392	1,478,324
Total Acquired BBVAPR loans, net		1,270,646	1,348,127	1,514,912	1,605,564	1,716,528

Eurobank
Accounted for under ASC 310-30
Mortgage		92,273	92,757	102,499	100,677	102,162
Commercial		142,377	144,704	187,692	223,734	256,488
Consumer		2,314	2,708	3,295	4,047	4,506
		236,964	240,169	293,486	328,458	363,156
Less: Allowance for loan and lease losses		(90,178)	(90,332)	(71,452)	(70,651)	(64,245)
Total Acquired Eurobank loans, net		146,786	149,837	222,034	257,807	298,911
Total acquired loans, net	(34)	1,417,432	1,497,964	1,736,946	1,863,371	2,015,439
Total loans held for investment		4,420,599	4,449,473	4,618,699	4,701,115	4,812,107
Mortgage loans held for sale		13,614	19,203	20,768	23,464	14,539
Total loans, net		$4,434,213	$4,468,676	$4,639,467	$4,724,579	$4,826,646

		2015	2015	2015	2015	2014
(Dollars in thousands) (unaudited)		Q4	Q3	Q2	Q1	Q4
Quarterly loan production	(22)
Mortgage		$55,450	$65,248	$64,826	$61,717	$57,226
Commercial		75,775	83,243	120,500	85,664	83,430
Consumer		37,919	36,756	39,837	26,161	28,902
Auto and Leasing		67,633	65,743	61,545	65,907	69,335
Total		$236,777	$250,990	$286,708	$239,449	$238,893

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2015 Q4			2015 Q3			2015 Q2			2015 Q1			2014 Q4
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$438,981	$327	0.30%	$482,959	$308	0.25%	$483,507	$322	0.27%	$564,237	$323	0.23%	$551,238	$360	0.26%
Investment securities	1,609,399	10,209	2.52%	1,603,838	9,674	2.39%	1,476,867	8,587	2.33%	1,344,617	9,195	2.77%	1,410,389	10,191	2.87%
Loans
Non-acquired loans	3,043,109	47,261	6.16%	2,959,961	46,036	6.17%	2,927,347	44,239	6.06%	2,832,658	46,284	6.63%	2,765,531	45,925	6.59%
Acquired BBVAPR loans	1,361,173	26,976	7.86%	1,499,399	35,215	9.32%	1,585,422	33,507	8.48%	1,687,044	35,695	8.58%	1,787,600	39,690	8.81%
Acquired Eurobank loans	147,952	8,134	21.81%	194,775	16,014	32.62%	235,376	12,758	21.74%	274,731	15,504	22.89%	303,012	19,816	25.95%
Total loans	4,552,234	82,371	7.18%	4,654,135	97,265	8.29%	4,748,145	90,504	7.65%	4,794,433	97,483	8.25%	4,856,143	105,431	8.61%
Total interest-earning assets	$6,600,614	$92,907	5.58%	$6,740,932	$107,247	6.31%	$6,708,519	$99,413	5.94%	$6,703,287	$107,001	6.47%	$6,817,770	$115,982	6.75%

Interest bearing liabilities:
Deposits
NOW accounts	$1,138,928	$1,063	0.37%	$1,110,804	$1,034	0.37%	$1,144,931	$1,073	0.38%	$1,260,952	$1,281	0.41%	$1,353,334	$1,652	0.48%
Savings accounts	1,180,220	1,516	0.51%	1,234,772	1,592	0.51%	1,300,001	1,662	0.51%	1,314,360	1,734	0.54%	1,224,708	1,829	0.59%
Time deposits	938,291	2,456	1.04%	939,076	2,613	1.10%	969,818	2,624	1.09%	990,091	2,976	1.22%	1,052,552	3,426	1.29%
Brokered deposits	673,570	1,438	0.85%	648,083	1,211	0.74%	571,950	1,085	0.76%	602,189	1,166	0.79%	631,135	1,331	0.84%
	3,931,009	6,473	0.65%	3,932,735	6,450	0.65%	3,986,700	6,444	0.65%	4,167,592	7,157	0.70%	4,261,729	8,238	0.77%
Non-interest bearing deposit accounts	781,440	-	-	772,545	-	-	773,910	-	-	750,897	-	-	740,527	-	-%
Fair value premium amortization and core deposit intangible amortization	-	202	-	-	201	-	-	160	-	-	(53)	-	-	(88)	-
Total deposits	4,712,449	6,675	0.56%	4,705,280	6,651	0.56%	4,760,610	6,604	0.56%	4,918,489	7,104	0.59%	5,002,256	8,150	0.65%
Borrowings
Securities sold under agreements to repurchase	957,680	7,404	3.07%	1,132,373	7,605	2.66%	1,020,077	7,394	2.91%	939,377	7,164	3.09%	990,932	7,415	2.97%
Advances from FHLB and other borrowings	334,029	2,306	2.74%	337,829	2,283	2.68%	344,088	2,248	2.62%	337,292	2,235	2.69%	338,815	2,287	2.68%
Subordinated capital notes	102,462	900	3.48%	102,198	885	3.44%	101,938	875	3.44%	101,675	863	3.44%	101,329	1,002	3.92%
Total borrowings	1,394,171	10,610	3.02%	1,572,400	10,773	2.72%	1,466,103	10,517	2.88%	1,378,344	10,262	3.02%	1,431,076	10,704	2.97%
Total interest-bearing liabilities	$6,106,620	$17,285	1.12%	$6,277,680	$17,424	1.10%	$6,226,713	$17,121	1.10%	$6,296,833	$17,366	1.12%	$6,433,332	$18,854	1.16%
Interest rate spread		$75,622	4.46%		$89,823	5.21%		$82,292	4.84%		$89,635	5.35%		$97,128	5.59%
Net interest margin			4.55%			5.29%			4.92%			5.42%			5.65%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$354			$6,106			$941			$1,364			$1,851
Acquired Eurobank loans		2,397			6,991			2,635			2,042			2,426
		$2,751			$13,097			$3,576			$3,406			$4,277
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,600,614	$90,156	5.42%	$6,740,932	$94,150	5.54%	$6,708,519	$95,837	5.73%	$6,703,287	$103,595	6.27%	$6,817,770	$111,705	6.50%
Interest rate spread		$72,871	4.30%		$76,726	4.44%		$78,716	4.63%		$86,229	5.15%		$92,851	5.34%
Net interest margin			4.38%			4.52%			4.71%			5.22%			5.40%

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2015 YTD			2014 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$491,051	$1,280	0.26%	$573,403	$1,311	0.23%
Investment securities	1,509,667	37,666	2.49%	1,452,520	48,393	3.33%
Loans
Non-acquired loans	2,940,713	183,820	6.25%	2,630,432	172,645	6.56%
Acquired BBVAPR loans	1,550,356	131,392	8.47%	2,003,007	173,939	8.68%
Acquired Eurobank loans	213,208	52,410	24.58%	333,269	88,969	26.70%
Total loans	4,704,277	367,622	7.81%	4,966,708	435,553	8.77%
Total interest-earning assets	$6,704,995	$406,568	6.06%	$6,992,631	$485,257	6.94%

Interest bearing liabilities:
Deposits
NOW accounts	$1,163,424	$4,451	0.38%	$1,417,272	$8,001	0.56%
Savings accounts	1,256,909	6,504	0.52%	1,169,482	8,097	0.69%
Time deposits	958,912	10,669	1.11%	1,165,904	15,573	1.34%
Brokered deposits	624,210	4,900	0.78%	697,756	5,715	0.82%
	4,003,455	26,524	0.66%	4,450,414	37,386	0.84%
Non-interest bearing deposit accounts	769,790	-	-	715,729	-	-%
Fair value premium amortization and core deposit intangible amortization	-	510	-	-	(3,432)	-
Total deposits	4,773,245	27,034	0.57%	5,166,143	33,954	0.66%
Borrowings
Securities sold under agreements to repurchase	1,012,756	29,567	2.92%	1,041,378	29,652	2.85%
Advances from FHLB and other borrowings	338,299	9,072	2.68%	355,322	9,184	2.58%
Subordinated capital notes	102,071	3,523	3.45%	100,747	3,992	3.96%
Total borrowings	1,453,126	42,162	2.90%	1,497,447	42,828	2.86%
Total interest-bearing liabilities	$6,226,371	$69,196	1.11%	$6,663,590	$76,782	1.15%
Interest rate spread		$337,372	4.95%		$408,475	5.79%
Net interest margin			5.03%			5.84%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$8,765			6,644
Acquired Eurobank loans		14,065			16,362
		$22,830			$23,006
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,704,995	$383,738	5.72%	$6,992,631	$462,251	6.61%
Interest rate spread		$314,542	4.61%		$385,469	5.46%
Net interest margin			4.69%			5.51%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2015	2015	2015	2015	2014
(Dollars in thousands) (unaudited)	Q4	Q3	Q2	Q1	Q4
Net Charge-offs
Mortgage:
Charge-offs	$1,568	$1,058	$1,356	$1,414	$1,245
Recoveries	(53)	(270)	(67)	-	(54)
Total mortgage	1,515	788	1,289	1,414	1,191
Commercial:
Charge-offs	3,229	828	497	992	381
Recoveries	(60)	(63)	(219)	(89)	(64)
Total commercial	3,169	765	278	903	317
Consumer:
Charge-offs	2,227	2,471	2,309	1,676	1,962
Recoveries	(142)	(186)	(390)	(153)	(113)
Total consumer	2,085	2,285	1,919	1,523	1,849
Auto and Leasing:
Charge-offs	9,068	8,510	7,662	8,136	8,047
Recoveries	(3,100)	(3,251)	(3,425)	(3,384)	(2,764)
Total auto and leasing	5,968	5,259	4,237	4,752	5,283
Total	$12,737	$9,097	$7,723	$8,592	$8,640
Net Charge-off Rates
Mortgage	0.80%	0.42%	0.66%	0.72%	0.61%
Commercial	0.91%	0.23%	0.08%	0.28%	0.10%
Consumer	3.68%	4.33%	3.99%	3.36%	4.23%
Auto and Leasing	3.59%	3.28%	2.74%	3.20%	3.73%
Total	1.67%	1.23%	1.06%	1.21%	1.25%
Average Loans Held For Investment
Mortgage	$756,530	$758,689	$782,753	$787,330	$787,121
Commercial	1,394,597	1,349,511	1,333,276	1,269,104	1,236,976
Consumer	226,783	210,933	192,572	181,464	175,049
Auto and Leasing	665,199	640,828	618,746	594,760	566,385
Total	$3,043,109	$2,959,961	$2,927,347	$2,832,658	$2,765,531

8
OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2015	2015		2015	2015	2014
(Dollars in thousands) (unaudited)		Q4	Q3		Q2	Q1	Q4
Early Delinquency (30 - 89 days past due)
Mortgage		$36,092	$37,377	*	$68,515	$63,060	$68,671
Commercial		4,461	1,678		5,532	4,453	2,814
Consumer		4,128	3,585		3,089	3,957	3,525
Auto and Leasing		70,464	71,627		66,044	64,287	64,574
Total		$115,145	$114,267		$143,180	$135,757	$139,584
Early Delinquency Rates (30 - 89 days past due)
Mortgage		4.76%	4.90%		9.05%	7.99%	8.67%
Commercial		0.31%	0.12%		0.41%	0.34%	0.22%
Consumer		1.70%	1.57%		1.45%	2.04%	1.89%
Auto and Leasing		10.53%	11.06%		10.60%	10.68%	11.22%
Total		3.70%	3.77%		4.84%	4.67%	4.91%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$102,988	$104,355		$127,609	$122,597	$124,559
GNMA's buy-back option program	(32)	7,945	6,993		6,961	37,458	42,243
Total mortgage		110,933	111,348		134,570	160,055	166,802
Commercial		21,138	17,014		16,062	13,518	12,164
Consumer		5,171	4,832		4,244	5,207	4,689
Auto and Leasing		78,757	80,613		73,464	71,482	71,994
Total		$215,999	$213,807		$228,340	$250,262	$255,649
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		13.59%	13.68%		16.85%	15.53%	15.73%
GNMA's buy-back option program	(32)	1.05%	0.92%		0.92%	4.74%	5.34%
Total mortgage		14.64%	14.60%		17.77%	20.27%	21.07%
Commercial		1.47%	1.22%		1.18%	1.02%	0.94%
Consumer		2.13%	2.12%		2.00%	2.69%	2.51%
Auto and Leasing		11.77%	12.45%		11.79%	11.87%	12.51%
Total		6.94%	7.06%		7.72%	8.60%	8.99%
Nonperforming Assets	(23)
Mortgage		$77,875	$78,148		$74,528	$76,662	$72,815
Commercial		215,281	222,072		224,014	222,820	21,679
Consumer		1,631	2,004		1,512	1,605	1,590
Auto and Leasing		8,418	10,076		8,587	8,482	8,668
Total nonperforming loans		303,205	312,300		308,641	309,569	104,752
Foreclosed real estate		9,772	10,517		9,956	10,697	12,343
Other repossessed assets		3,845	5,134		8,624	10,332	11,107
Total nonperforming assets		$316,822	$327,951		$327,221	$330,598	$128,202
Nonperforming Loan Rates
Mortgage		10.28%	10.25%		9.84%	9.71%	9.20%
Commercial		14.93%	15.98%		16.43%	16.82%	1.68%
Consumer		0.67%	0.88%		0.71%	0.83%	0.85%
Auto and Leasing		1.26%	1.56%		1.38%	1.41%	1.51%
Total loans		9.74%	10.32%		10.44%	10.64%	3.68%

* During Q3 2015, the Company changed its early delinquency reporting on mortgage loans from one scheduled payment due to two scheduled payments due in order to comply with regulatory reporting instructions and be comparable with local peers, except for troubled debt restructured loans remain using one scheduled payment due.

9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended December 31, 2015
				Auto and
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-acquired loans
Balance at beginning of period	$17,292	$35,524	$10,816	$16,674	$45	$80,351
(Recapture) provision for loan and lease losses	2,575	32,436	2,466	7,555	(20)	45,012
Charge-offs	(1,568)	(3,229)	(2,227)	(9,068)	-	(16,092)
Recoveries	53	60	142	3,100	-	3,355
Balance at end of period	$18,352	$64,791	$11,197	$18,261	$25	$112,626
Allowance coverage ratio	2.42%	$4.49%	$4.61%	$2.73%	$0.00%	$3.62%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$22	$3,057	$2,394	$-	$5,473
(Recapture) provision for loan and lease losses		1	1,280	252	-	1,533
Charge-offs		(4)	(966)	(1,094)	-	(2,064)
Recoveries		7	58	535	-	600
Balance at end of period		$26	$3,429	$2,087	$-	$5,542

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$473	$16,567	$84	$2,862	$-	$19,986
Provision for loan and lease losses, net	1,205	4,594	-	-	-	5,799
Balance at end of period	1,678	$21,161	$84	$2,862	$-	$25,785

Acquired Eurobank loans:
Balance at beginning of period	$32,685	$57,280	$367	$-	$-	$90,332
Provision for loan and lease losses, net	(61)	(93)	-	-	-	(154)
Balance at end of period	$32,624	$57,187	$367	$-	$-	$90,178

Total acquired loans
Balance at beginning of period	$33,158	$73,869	$3,508	$5,256	$-	$115,791
(Recapture) provision for loan and lease losses	1,144	4,502	1,280	252	-	7,178
Charge-offs	-	(4)	(966)	(1,094)	-	(2,064)
Recoveries	-	7	58	535	-	600
Balance at end of period	$34,302	$78,374	$3,880	$4,949	$-	$121,505

10

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30
	Quarter Ended December 31, 2015
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$267,341	$58,554	$19,215	$26,215	$7,288	$378,613
Change in expected cash flows	-	$(4)	$1,006	$1	$-	$1,003
Accretion	(8,428)	(6,219)	(1,489)	(4,849)	(959)	(21,944)
Transfers from (to) non-accretable discount	9,881	(6,920)	883	211	(39)	4,016
Balance at end of period	$268,794	$45,411	$19,615	$21,578	$6,290	$361,688

Non-Accretable Discount
Balance at beginning of period	$386,848	$5,130	$8,132	$22,987	$19,006	$442,103
Change in actual and expected losses	(2,184)	(269)	(485)	(737)	(211)	(3,886)
Transfers (to) from accretable yield	(9,881)	6,920	(883)	(211)	39	(4,016)
Balance at end of period	$374,783	$11,781	$6,764	$22,039	$18,834	$434,201

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$54,395	$30,748	$6,329	$969	$3,417	$95,858
Change in expected cash flows	310	885	(4,299)	(321)	187	(3,238)
Accretion	(3,347)	(4,122)	(43)	(418)	(204)	(8,134)
Transfers from (to) non-accretable discount	596	(542)	268	(230)	(187)	(95)
Balance at end of period	$51,954	$26,969	$2,255	$-	$3,213	$84,391

Non-Accretable Discount
Balance at beginning of period	$13,582	$-	$-	$-	$8,093	$21,675
Change in actual and expected losses	(117)	(542)	268	(230)	7	(614)
Transfers (to) from accretable yield	(596)	542	(268)	230	187	95
Balance at end of period	$12,869	$-	$-	$-	$8,287	$21,156

11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2015	2015	2015	2015	2014
(Dollars in thousands) (unaudited)	Q4	Q3	Q2	Q1	Q4
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$905,646	$912,598	$929,867	$948,302	$936,218
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$739,776	$746,728	$763,997	$782,432	$770,348
Less: Average intangible assets	(94,217)	(94,697)	(95,168)	(95,616)	(96,164)
Average tangible common equity	$645,559	$652,031	$668,829	$686,816	$674,184
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$897,077	$907,888	$911,599	$936,379	$942,197
Less: Intangible assets	(93,907)	(94,383)	(94,859)	(95,336)	(95,812)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$637,300	$647,635	$650,870	$675,173	$680,515

Common stock outstanding at end of period	43,868	43,868	44,368	44,665	44,614
Tangible book value	$14.53	$14.76	$14.67	$15.12	$15.25
Total Assets to Tangible Assets
Total assets	$7,099,149	$7,203,822	$7,398,325	$7,364,156	$7,449,109
Less: Intangible assets	(93,907)	(94,383)	(94,859)	(95,336)	(95,812)
Tangible assets	$7,005,242	$7,109,439	$7,303,466	$7,268,820	$7,353,297
Non-GAAP TCE Ratio
Tangible common equity	$637,300	$647,635	$650,870	$675,173	$680,515
Tangible assets	7,005,242	7,109,439	7,303,466	7,268,820	7,353,297
TCE ratio	9.10%	9.11%	8.91%	9.29%	9.25%

12
OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized				BASEL I
		2015	2015	2015	2015	2014
(Dollars in thousands) (unaudited)		Q4	Q3	Q2	Q1	Q4
Regulatory Capital Metrics	(24)
Common equity Tier 1 capital		$594,482	601,789	611,542	633,297	N/A
Tier 1 common equity capital		N/A	$ N/A	$ N/A	$ N/A	$575,655
Tier 1 capital		782,912	782,561	790,936	809,652	776,525
Total risk-based capital	(25)	846,727	847,267	868,568	887,042	851,410
Risk-weighted assets		4,894,851	5,003,285	4,988,754	5,015,090	4,847,150
Regulatory Capital Ratios	(24)
Common equity Tier 1 capital ratio	(26)	12.15%	12.03%	12.26%	12.63%	N/A
Tier 1 common equity ratio		N/A	N/A	N/A	N/A	11.88%
Tier 1 risk-based capital ratio	(27)	15.99%	15.64%	15.85%	16.14%	16.02%
Total risk-based capital ratio	(28)	17.30%	16.93%	17.41%	17.69%	17.57%
Leverage ratio	(29)	11.18%	10.93%	11.05%	11.23%	10.61%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach	(24)
Total stockholders' equity		$897,077	$907,888	911,599	936,379
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax	(30)	(16,925)	(22,486)	(18,833)	(30,215)
Unrealized losses on cash flow hedges, net of income tax	(30)	2,927	4,330	4,532	5,891
		717,209	723,862	731,428	746,185
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(31)	(1,912)	(2,028)	(2,145)	(2,261)
Disallowed deferred tax assets, net	(31)	(34,746)	(33,976)	(31,672)	(24,558)
Common equity Tier 1 capital		594,482	601,789	611,542	633,297
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		(12,440)	(20,098)	(21,475)	(24,515)
Tier 1 capital		782,912	782,561	790,937	809,652
Plus: Long-term debt qualifying as Tier 2 capital		-	-	13,400	13,400
Qualifying allowance for loan and lease losses		63,815	64,706	64,232	63,990
Tier 2 capital		63,815	64,706	77,632	77,390
Total risk-based capital		$846,727	$847,267	868,569	887,042

13

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Total banking and wealth management revenues.
(3)

During Q1 2015, the Company placed its $200 million participation in a fuel purchase line of credit with the Puerto Rico Electric Power Authority (PREPA) on non-accrual status and recorded a $24.0 million provision for loan and lease losses. During Q4 2015, the Company recorded an additional $30.4 million provision for loan and lease losses related to PREPA. Both were part of the overall quarterly provision for loan and lease losses.

(4)	Calculated based on net (loss) income available to common shareholders divided by average common shares outstanding for the period.
(5)

Calculated based on net (loss) income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(6)

The Board of directors decreased OFG's regular quarterly dividend per common share to $0.06 per share during Q4 2015.The Board of directors had previously increased OFG's regular quarterly dividend per common share to $0.10 per share during Q4 2014.

(7)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(8)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(9)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(10)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(11)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(12)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(13)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(14)	Non-GAAP ratios. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(15)

During Q4 2014, the FDIC and the Company agreed to a change in the methodology for the determination of the fair value of covered assets.  The change resulted in higher claims to the FDIC and a lower amortization of the indemnification asset was required during the quarter.

(16)	During Q4 2014, the Company offered a voluntary early retirement program for qualified employees and accumulated additional compensation expenses of $3.8 million related to this program.
(17)	During Q3 2015, the Company offered a voluntary early retirement program for qualified employees and accumulated additional compensation expenses of $917 thousand related to this program.
(18)

At September 30, 2015, amount includes a $25 million receivable from Q2 2015 loss-share certifications for non-single family residential mortgage loans and a $20 million receivable from the sale of non-performing covered loans during Q3 2015, which were paid by the FDIC in December 2015.

(19)

Covered loans are no longer a material amount. Therefore, during Q3 2015, the Company changed its presentation of loans to include the following loan segments:  "Non-acquired" loans, "Acquired BBVAPR" loans and "Acquired Eurobank" loans.

(20)	During Q4 2015, the FDIC expense includes a charge of $2.2 million for the recovery period.
(21)

During Q4 2014, the Company purchased 446,498 shares under the current stock repurchase program for a total of $6.5 million, at an average price of $14.65 per share. During Q2 2015, the Company purchased 303,985 shares under the current stock repurchase program for a total of $4.2 million, at an average price of $13.91 per share. In addition, during Q3 2015, the Company purchased 500,000 shares under the current stock repurchase program for a total of $4.7 million, at an average price of $9.39 per share.

(22)	Production of new loans (excluding renewals).
(23)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(24)

During Q1 2015, the Company implemented the New Capital Rules, which incorporates Basel III Capital Requirements. The New Capital Rules revise the definitions and the components of regulatory capital, as well as address other issues affecting the numerator in banking institutions’ regulatory capital ratios. The New Capital Rules also address asset risk weights and other matters affecting the denominator in banking institutions’ regulatory capital ratios and replace the existing general risk-weighting approach with a more risk-sensitive approach. The New Capital Rules are effective for OFG Bancorp and Oriental Bank on January 1, 2015, subject to phase-in periods for certain of their components and other provisions. Among other matters, the New Capital Rules: (i) introduce a new capital measure called “Common Equity Tier 1” (“CET1”) and related regulatory capital ratio of CET1 to risk-weighted assets; (ii) specify that Tier 1 capital consists of CET1 and “Additional Tier 1 capital” instruments meeting certain revised requirements; (iii) mandate that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital; and (iv) expand the scope of the deductions from and adjustments to capital as compared to existing regulations.

(25)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(26)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(27)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(28)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(29)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(30)	During Q1 2015, the Company decided to elect the opt-out option to continue to exclude AOCI items from regulatory capital calculation.
(31)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 40% for 2015.
(32)

During Q2 2015, the Company sold mortgage servicing rights on $653.5 million of mortgage loans to Scotiabank PR. As a result, the delinquent GNMA's buy-back option program loans and corresponding liability decreased $30.5 million from Q1 2015.

(33)

The FDIC loss share coverage for the commercial loans and other non-single family loans was in effect until June 30, 2015. The FDIC granted an extension of 120 days for the sale of part of this portfolio and agreed to cover up to $20 million with respect to the aggregate loss resulting from this sale. Therefore, the FDIC Indemnification Asset for projected claimable losses on non-single family residential loans loss-share period expired at June 30, 2015.

(34)

On September 28, 2015, the Company sold a portion of covered non-performing commercial loans amounting to $197.1 million unpaid principal balance ($100.0 million carrying amount). The sales price was 18.44% of UPB, or $36.3 million. The FDIC agreed to cover $20.0 million of losses as part of its loss-share agreement with the Company. As a result, a $20.0 million reimbursement was recorded in the statement of operations. The Company also recorded a $32.9 million provision for loan and lease losses for acquired Eurobank loans, which was partially offset by $4.6 million in cost recoveries. Also, as part of this transaction, the Company sold certain non-performing commercial loans and real estate owned from the BBVAPR acquisition amounting to $38.1 million unpaid principal balance ($9.9 million carrying amount). The sales price was $5.2 million. As a result, a $5.2 million provision for loan and lease losses was recorded for BBVAPR acquired loans, which was partially offset by $2.4 million in cost recoveries. In addition, certain real estate owned with a carrying amount of $11.0 million was sold for $1.7 million. At September 30 , 2015, the Company had a $13.0 million receivable related to this sale and a $20.0 million receivable from the FDIC for the shared-loss portion, which were paid by the FDIC in December 2015.

(35)

During Q4 2015, the Company released $3.1 million of the company's valuation allowance, increasing the deferred tax benefit for the period. This was the result of a change in entity type of its insurance subsidiary, Oriental Insurance Inc. to a limited liability corporation, now Oriental Insurance LLC. In addition, the deferred tax tax benefit increased $9.0 million as a result of an increase in the allowance for loan and lease losses.

14